Exhibit 3.2
FOURTH AMENDED AND RESTATED
BY-LAWS
OF
ANSYS, INC.
ARTICLE I
Stockholders
SECTION 1. Annual Meeting. The annual meeting of stockholders shall be held at the hour, date and place within or without the United States which is fixed by the majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no annual meeting has been held for a period of thirteen months after the Corporation’s last annual meeting of stockholders, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-Laws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these By-Laws to an annual meeting or annual meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.
SECTION 2. Matters to be Considered at Annual Meetings. At any annual meeting of stockholders or any special meeting in lieu of annual meeting of stockholders (the “Annual Meeting”), only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be: (a) brought before the meeting by, or at the direction of, the Board of Directors, or (b) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the requirements set forth in this Section 2 and, with respect to nominations, Article II, Section 3 or Article II, Section 4 of these By-laws. For the avoidance of doubt, for a stockholder to bring business or nominations before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), such stockholder must comply with the procedures set forth in this Article I, Section 2 of this By-law with respect to business other than nominations and with the procedures set forth in Article II, Section 3 or Article II, Section 4 with respect to nominations, and these procedures shall be the exclusive means for a stockholder to bring such business or nominations properly before an Annual Meeting. In addition to the other requirements set forth in this By-law, for any proposal of business to be considered at an Annual Meeting, it must be a proper subject for action by stockholders of the Corporation under Delaware law.
In addition to any other applicable requirements, for business (other than nominations, which are governed by Article II, Section 3 and Article II, Section 4) to be properly brought before an Annual Meeting by a stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such stockholder shall: (i) give Timely Notice (as defined below) in writing as required by this Section 2 to the Secretary of the Corporation, (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2 and (iii) be present at such meeting, either in person or by a representative. For the first Annual Meeting following the initial public offering of common stock of the Corporation, a stockholder’s notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a stockholder’s notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the “Anniversary Date”); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder’s notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation (such notice delivered within the time periods set forth in this sentence or the immediately preceding sentence shall be referred to as “Timely Notice”).
For purposes of these By-laws, “public announcement” shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K), or (iii) a letter or report sent to stockholders of record of the Corporation at the time of the mailing of such letter or report.
A stockholder’s Timely Notice to the Secretary shall set forth as to each matter proposed to be brought before an Annual Meeting: (a) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting; (b) as to the stockholder giving the notice and the beneficial owner(s), if any, on whose behalf the proposal is made: (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner(s); (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and any such beneficial owner(s), (B) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder and/or any such beneficial owner(s) the purpose or effect of which is to give such stockholder and/or any such beneficial owner(s) economic benefit and/or risk similar to ownership of shares of any class or series of the Corporation, in whole or in part, including due to the fact that such derivative, swap or other transaction provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of shares of any class or series of the Corporation (“Synthetic Equity Interests”) and such disclosure shall identify the counterparty to each such Synthetic Equity Interest and shall include, for each such Synthetic Equity Interest, whether or not (x) such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such stockholder and/or any such beneficial owner(s), (y) such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) such stockholder, any such beneficial owner(s) and/or, to their knowledge, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (C) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder and/or any such beneficial owner(s) has or shares a right to vote any shares of any class or series of the Corporation, (D) any agreement, arrangement, understanding or relationship (which disclosure shall identify the counterparty thereto), including any hedge, repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder and/or any such beneficial owner(s), the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder and/or any such beneficial owner(s) with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the value of the shares of any class or series of the Corporation (“Short Interests”), (E) any rights to dividends or other distributions on the shares of any class or series of the Corporation owned beneficially by such stockholder and/or any such beneficial owner(s) that are separated or separable from the underlying shares of the Corporation, (F) any performance-related fees (other than an asset based fee) that such stockholder and/or any such beneficial owner(s) is entitled to based on any increase or decrease in the value of shares of any class or series of the Corporation, any Synthetic Equity Interests or Short Interests, if any (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Material Ownership Interests”); (c) the names and addresses of other stockholders known by the stockholder and/or any such beneficial owner(s) proposing such business to support such proposal, and the class and number of shares of the Corporation’s capital stock beneficially owned by such other stockholders; and (d) any material interest of the stockholder and/or any such beneficial owner(s) proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.
A stockholder providing Timely Notice of business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this By-law shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).
If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section 2. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this Section 2, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal.
Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of stockholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule) under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an Annual Meeting.
SECTION 3. Special Meetings. Except as otherwise required by law and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office.
SECTION 4. Matters to be Considered at Special Meetings. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law.
SECTION 5. Notice of Meetings; Adjournments. A written notice of all Annual Meetings stating the hour, date and place of such Annual Meetings shall be given by the Secretary or an Assistant Secretary (or other person authorized by these By-Laws or by law) not less than 10 days nor more than 60 days before the Annual Meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Amended and Restated Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the “Certificate”) or under these By-Laws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.
Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.
Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or special meeting of stockholders need be specified in any written waiver of notice.
The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I, Section 3 of Article II or Section 4 of Article II hereof or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under Section 2 of Article I, Section 3 of Article II and Section 4 of Article II of these By-laws.
When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate or these By-Laws, is entitled to such notice.
SECTION 6. Quorum. The holders of shares of voting stock representing a majority of the voting power of the outstanding shares of voting stock issued, outstanding and entitled to vote at a meeting of stockholders, represented in person or by proxy at such meeting, shall constitute a quorum; but if less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 5 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
SECTION 7. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Certificate. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.
SECTION 8. Action at Meeting; Election of Directors. When a quorum is present, any matter before any meeting of stockholders shall be decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by law, by the Certificate or by these By-Laws; provided, however, that directors shall be elected by a plurality of votes cast at any meeting of stockholders at which there is a contested election of directors. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. An election shall be considered contested if as of the record date of any meeting of stockholders there are more nominees for election than positions on the Board of Directors to be filled by election at that meeting. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.
SECTION 9. Stockholder Lists. The Secretary or an Assistant Secretary (or the Corporation’s transfer agent or other person authorized by these By-Laws or by law) shall prepare and make, at least 10 days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
SECTION 10. Presiding Officer. The Board shall appoint an individual, who may be a Director or an officer of the Corporation, to preside at each Annual Meeting or special meetings of stockholders and such person shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 5 and 6 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.
SECTION 11. Voting Procedures and Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”), including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, the presiding officer shall be subject to further review by any court of competent jurisdiction.

ARTICLE II
Directors
SECTION 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate or required by law.
SECTION 2. Number and Terms. The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors. The Directors shall hold office in the manner provided in the Certificate.
SECTION 3. Director Nominations. Nominations of candidates for election as directors of the Corporation at any Annual Meeting may be made only (a) by, or at the direction of, a majority of the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such Annual Meeting who complies with the timing, informational and other requirements set forth in this Section 3 or Section 4 of this Article II. Any stockholder who has complied with the timing, informational and other requirements set forth in this Section 3 or Section 4 of this Article II, as applicable, and who seeks to make such a nomination, or his, her or its representative, must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 or Section 4 of this Article II shall be eligible for election as directors at an Annual Meeting.
Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3 or Section 4 of Article II. For the first Annual Meeting following the initial public offering of common stock of the Corporation, a stockholder’s notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a stockholder’s notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder’s notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.
A stockholder’s notice to the Secretary shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation’s capital stock which are beneficially owned by such person on the date of such stockholder notice, and (iv) the consent of each nominee to serve as a director if elected. Such stockholder’s notice to the Secretary shall further set forth as to the stockholder giving such notice: (a) as to the stockholder giving the notice and the beneficial owner(s), if any, on whose behalf the proposal is made: (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner(s); (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and any such beneficial owner(s), (B) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder and/or any such beneficial owner(s) the purpose or effect of which is to give such stockholder and/or any such beneficial owner(s) economic benefit and/or risk similar to ownership of shares of any class or series of the Corporation, in whole or in part, including due to the fact that such derivative, swap or other transaction provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of shares of any class or series of the Corporation (“Synthetic Equity Interests”) and such disclosure shall identify the counterparty to each such Synthetic Equity Interest and shall include, for each such Synthetic Equity Interest, whether or not (x) such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such stockholder and/or any such beneficial owner(s), (y) such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) such stockholder, any such beneficial owner(s) and/or, to their knowledge, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (C) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder and/or any such beneficial owner(s) has or shares a right to vote any shares of any class or series of the Corporation, (D) any agreement, arrangement, understanding or relationship (which disclosure shall identify the counterparty thereto), including any hedge, repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder and/or any such beneficial owner(s), the purpose or effect of which is to mitigate loss to, reduce the economic risk of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder and/or any such beneficial owner(s) with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the value of the shares of any class or series of the Corporation (“Short Interests”), (E) any rights to dividends or other distributions on the shares of any class or series of the Corporation owned beneficially by such stockholder and/or any such beneficial owner(s) that are separated or separable from the underlying shares of the Corporation, (F) any performance-related fees (other than an asset based fee) that such stockholder and/or any such beneficial owner(s) is entitled to based on any increase or decrease in the value of shares of any class or series of the Corporation, any Synthetic Equity Interests or Short Interests, if any (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Material Ownership Interests”); (b) the names and addresses of other stockholders known by the stockholder and/or any such beneficial owner(s) proposing such nomination(s) to support such nominee(s), and the class and number of shares of the Corporation’s capital stock beneficially owned by such other stockholders; and (c) a description of all arrangements or understandings among such stockholder and/or any such beneficial owner(s) and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.
A stockholder providing timely notice under this Section 3 of proposed nominations to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided in such notice pursuant to this Section 3 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).
If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 3 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not made in accordance with the terms of this Section 3 or that the information provided in a stockholder’s notice does not satisfy the informational requirements of this Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section 3, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such nominee.
Notwithstanding anything to the contrary in the second sentence of the second paragraph of this Section 3, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 75 days prior to the Anniversary Date, a stockholder’s notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 15th day following the day on which such public announcement is first made by the Corporation.
No person shall be elected by the stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Election of Directors at the annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the annual meeting in accordance with the procedures set forth in this Section shall be provided for use at the annual meeting.
SECTION 4. Proxy Access Rights.
(a)Proxy Access Nomination.

(i)Whenever the Board of Directors solicits proxies with respect to the election of Directors at an Annual Meeting of stockholders, nominations of individuals for election to the Board of Directors at such Annual Meeting may be made by a stockholder or group of no more than twenty (20) stockholders that satisfies the requirements of this Section 4 (any such individual or group, including as the context requires each member thereof, being hereinafter referred to as an “Eligible Stockholder”). The nomination provisions set forth in this Section 4 are separate from, and in addition to, the nomination provisions set forth in Section 3 of this Article II. Subject to the provisions of this Section 4 and to the extent permitted by applicable law, the Corporation shall include in its proxy materials for such Annual Meeting, in addition to any persons nominated for election by, or at the direction of, a majority of the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (each such person being hereinafter referred to as a “Stockholder Nominee”) to the Board of Directors by an Eligible Stockholder pursuant to this Section 4.
(ii)For purposes of this Section 4, the “Required Information” that the Corporation will include in its proxy materials is (A) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act, by these By-laws, by the Certificate and/or by the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, (B) the written statement, if any, consisting of 500 words or less delivered by the Eligible Stockholder pursuant to Section 4(d)(iii) in support of the Stockholder Nominee’s candidacy that is clearly and specifically identified as the written statement that the Eligible Stockholder requests the Corporation to include in its proxy materials (the “Statement”), (C) a statement from the Stockholder Nominee as to whether such Stockholder Nominee is or has agreed to become a party to any agreement, arrangement, or understanding with, or commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question, which such agreement, arrangement, or understanding has not been disclosed to the corporation, and the substance of such agreement, arrangement, understanding, commitment or assurance, and (D) a statement from the Stockholder Nominee disclosing the existence and substance of any agreement, arrangement, or understanding with any person with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Stockholder Nominee or as a director, in each case. If the Eligible Stockholder has not provided to the Secretary a written statement that conforms to the requirements set forth above within the time period specified in this Section 4 for delivering the Notice of Proxy Access Nomination, the Eligible Stockholder will be deemed to have not provided the Statement and no information concerning the Stockholder Nominee will be included in the Corporation’s proxy materials. Notwithstanding anything to the contrary contained in this Section 4, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that the Board of Directors has reasonably determined is materially false or misleading, omits to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or would violate any applicable law or regulation. Nothing in this Section 4 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominees.
(b)Notice Requirements.
(i)In order to nominate a Stockholder Nominee pursuant to this Section 4, an Eligible Stockholder must, in addition to satisfying the other requirements of Section 4, provide to the Secretary a written notice expressly nominating its Stockholder Nominee(s) and electing to have its Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 4 that complies with the requirements set forth in this Section 4 (a “Notice of Proxy Access Nomination”) within the time period set forth below. In order for an Eligible Stockholder to nominate a Stockholder Nominee pursuant to this Section 4, the Eligible Stockholder’s Notice of Proxy Access Nomination must be received by the Secretary at the principal executive office of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the Anniversary Date; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days after such anniversary date, the Notice of Proxy Access Nomination to be timely must be delivered not later than the close of business on the later of the 120th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a Notice of Proxy Access Nomination under this Section 4.
(ii)In order to nominate a Stockholder Nominee pursuant to this Section 4, an Eligible Stockholder providing the information required to be provided pursuant to Section 4(a)(ii) within the time period specified in Section 4(b)(i) for delivering the Notice of Proxy Access Nomination must further update and supplement such information, if necessary, so that all such information provided or required to be provided shall be true and correct as of the close of business on the record date for purposes of determining the stockholders entitled to vote at such Annual Meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement (or a written notice stating that there is no such update or supplement) must be delivered in writing to the Secretary at the principal executive office of the Corporation not later than the close of business on the fifth (5th) business day after the record date for purposes of determining the stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the fifth (5th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).
(iii)In the event that any of the information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information or communications and of the information that is required to correct any such defect.
(c)Maximum Number of Stockholder Nominees.
(i)The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an Annual Meeting shall not exceed the greater of (A) two (2) or (B) twenty percent (20%) of the number of Directors in office as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 4 (the “Final Proxy Access Nomination Date”), rounded down to the nearest whole number; provided that the maximum number of Stockholder Nominees that will be included in the Corporation’s proxy materials with respect to an Annual Meeting will be reduced by (1) the number of Stockholder Nominees whose names were submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 4 but who the Board of Directors has nominated as a Board nominee and (2) any then-sitting members of the Board of Directors who were initially elected as Stockholder Nominees at either of the two (2) immediately prior Annual Meetings and who has been subsequently nominated by the Board to the extent such Stockholder Nominee’s term has ended or is ending at the upcoming Annual Meeting.
(ii)Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 4 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 4 exceeds the maximum number of Stockholder Nominees provided for in Section 4(c)(i) (including by operation of Section 4(c)(iii)). In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 4 for an Annual Meeting exceeds the maximum number of Stockholder Nominees provided for in Section 4(c)(i) (including by operation of Section 4(c)(iii)), the highest ranking Stockholder Nominee who meets the requirements of this Section 4 from each Eligible Stockholder (with such determination and the determination of whether a stockholder or group of stockholders constitutes an Eligible Stockholder to be based on compliance with the provisions of this Section 4 as of the Final Proxy Access Nomination Date) will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order from the largest to the smallest of such Eligible Stockholders based on the number of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned by such Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the Corporation hereunder. If the maximum number of Stockholder Nominees provided for in this Section 4 is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 4 from each Eligible Stockholder determined in the manner set forth above has been selected, this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Stockholder Nominees provided for in this Section 4 is reached. The Stockholder Nominees initially selected in accordance with this Section 4(c)(ii) will be the only Stockholder Nominees eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 4. The Notices of Proxy Access Nomination and nominations of all of the remaining Stockholder Nominees not initially selected pursuant to this Section 4(c)(ii) will be deemed to have been withdrawn by each of the applicable stockholders as of the Final Proxy Access Nomination Date, and, following such initial selection, if any one or more of the Stockholder Nominees so selected are (A) nominated by the Board of Directors or (B) not included in the Corporation’s proxy materials or are not submitted for election for any reason, including, without limitation, a subsequent failure to comply with this Section 4 by the Eligible Stockholder or the Eligible Stockholder’s withdraw of the nomination, then, in each case, no additional Stockholder Nominees will be included in the Corporation’s proxy materials or otherwise submitted for stockholder election pursuant to this Section 4.
(iii)If for any reason after the Final Proxy Access Nomination Date but before the date of the applicable Annual Meeting the Board of Directors reduces the size of the Board of Directors, the maximum number of Stockholder Nominees eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 4 shall be calculated based on the number of Directors in office as so reduced. The

Notices of Proxy Access Nomination and nominations of any Stockholder Nominees who cease to be eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 11 as a result of the operation of this Section 4(c)(iii) will be deemed to have been withdrawn by each of the applicable Eligible Stockholders as of the Final Proxy Access Nomination Date.
(d)Stockholder Eligibility.
(i)For purposes of this Section 11, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the Eligible Stockholder possesses both (A) the entire voting and investment rights pertaining to the shares and (B) the entire economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) (x) shall not include any shares (I) borrowed by such Eligible Stockholder for any purposes or purchased by such Eligible Stockholder pursuant to an agreement to resell, (II) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed or (III) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares by such Eligible Stockholder or any of its affiliates and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the entire economic ownership of such shares by such Eligible Stockholder or affiliate, and (y) shall be reduced by the notional amount of shares of common stock of the Corporation subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether or not any such instrument is to be settled with shares or with cash, to the extent the number of shares owned by the Eligible Stockholder was not already reduced by such amount pursuant to clause (x)(III) above, and a number of shares of common stock of the Corporation equal to the net “short” position in the common stock of the Corporation held by such Eligible Stockholder’s affiliates, whether through short sales, options, warrants, forward contracts, swaps, contracts of sale, other derivatives or similar agreements or any other agreement or arrangement. An Eligible Stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the entire economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder (a) has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is unconditionally revocable at any time by the Eligible Stockholder and (b) has loaned the shares if the Eligible Stockholder has the power to recall such loaned shares on five (5) business days’ notice and has in fact recalled such loaned shares as of the time the Corporation confirms that the applicable Stockholder Nominee will be included in the Corporation’s proxy statement and through and including the date of the Annual Meeting of Eligible Stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 4, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations of the Exchange Act.
(ii)In order to make a nomination pursuant to this Section 11, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) or longer as of the Final Proxy Access Nomination Date, and must continue to own the Required Shares through the applicable Annual Meeting date (and any postponement or adjournment thereof); provided, that a group of up to twenty (20) individual stockholders who otherwise meet all of the requirements to be an Eligible Stockholder may aggregate their stockholdings in order to meet the Required Ownership Percentage of the Required Shares; provided, however, that each member of such group must have owned such Required Shares continuously for the Minimum Holding Period or longer as of the Final Proxy Access Nomination Date, and must continue to own its portion of the Required Shares through the applicable Annual Meeting date (and any postponement or adjournment thereof). For purposes of this Section 4, the “Required Ownership Percentage” is three percent (3%) or more of the Corporation’s issued and outstanding common stock, based upon the most recently publicly disclosed share count, and the “Minimum Holding Period” is three (3) years.
(iii)In addition to providing the Notice of Proxy Access Nomination in accordance with Section 4(b)(i) above, in order to nominate a Stockholder Nominee pursuant to this Section 4, an Eligible Stockholder or the Stockholder Nominee, as applicable, must provide the following information in writing to the Secretary within the time period specified in this Section 4 for delivering the Notice of Proxy Access Nomination:

(A)one or more written statements from the record holders of the Required Shares or from the intermediaries through which the shares are or have been held during the Minimum Holding Period verifying that, as of a date within seven (7) business days prior to the date the Notice of Proxy Access Nomination is received by the Secretary, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide the updates and supplements (or written notices stating that there are no such updates or supplements) described in Section 4(b)(ii) within the time periods set forth therein;
(B)a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Exchange Act;
(C)the Required Information (with the Statement, if any, clearly and specifically identified as such) and all other information, representations and agreements that are required to be set forth in a stockholder’s notice of nomination, or provided to the Corporation in order to nominate a Proposed Nominee, pursuant to Section 4(a) of this Article I;
(D)the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;
(E)in the case of a Notice of Proxy Access Nomination that is submitted by an Eligible Stockholder that is comprised of a group of stockholders, the designation by all of such stockholders of one of such stockholders that is authorized to act on behalf of all of such stockholders with respect to all matters relating to the nomination or inclusion in the Corporation’s proxy materials of the Stockholder Nominee(s) nominated by such Eligible Stockholder (the “Eligible Stockholder Designee”), including, without limitation, the withdrawal of such nomination;
(F)an agreement by each Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgements, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including without limitation, agreeing to be bound by the Corporation’s code of ethics, insider trading policies and procedures and other similar policies and procedures;
(G)an irrevocable resignation of the Stockholder Nominee, which shall become effective upon a determination in good faith by the Board of Directors or any committee thereof that the information provided to the Corporation by such individual pursuant to this Section 4 was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(H)a representation (in the form provided by the Secretary upon written request) that the Eligible Stockholder (I) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and that the Eligible Stockholder does not presently have such intent, (II) has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting (or any postponement or adjournment thereof) any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 4, (III) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Annual Meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (IV) will not distribute to any stockholder any form of proxy for the Annual Meeting other than the form of proxy distributed by the Corporation, (V) agrees to comply with all other laws and regulations applicable to any solicitation in connection with the Annual Meeting, including, without limitation, Rule 14a-9 promulgated under the Exchange Act, (VI) agrees to file with the Securities and Exchange Commission any solicitation materials by or on behalf of the Eligible Stockholder relating to the Corporation’s Annual Meeting, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation materials under Regulation 14A of the Exchange Act, (VII) meets the requirements set forth in this Section 4, and (VIII) has provided and will continue to provide facts, statements and other information in all communications with the Corporation and its stockholders in connection with the nomination hereunder that is or will be true and correct in all material respects and does not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(I)a written undertaking (in the form provided by the Secretary upon written request) that the Eligible Stockholder agrees to (I) assume all liability stemming from any legal or regulatory violation arising out of the communications with stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates, or their respective agents or representatives, either before or after the furnishing of the Notice of Proxy Access Nomination, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) has provided or will provide to the Corporation or filed with the Securities and Exchange Commission, (II) indemnify and hold harmless the Corporation and each of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation arising out of any nomination of a Stockholder Nominee submitted by the Eligible Stockholder pursuant to this Section 4, and (III) promptly provide to the Corporation such additional information as requested pursuant to this Section 4.
In connection with clause (A) of the preceding sentence, if any intermediary which verifies the Eligible Stockholder’s ownership of the Required Shares for the Minimum Holding Period is not the record holder of such shares, a Depository Trust Company (“DTC”) participant or an affiliate of a DTC participant, then the Eligible Stockholder will also need to provide a written statement as required by clause (A) of the preceding sentence from the record holder of such shares, a DTC participant or an affiliate of a DTC participant that can verify the holdings of such intermediary.
(iv)Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 4 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions. In determining the aggregate number of stockholders in a group, two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Corporation Act of 1940, as amended, (a “Qualifying Fund Family”) shall be treated as one stockholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 4, a Qualifying Fund Family whose stock ownership is counted for purposes of determining whether a stockholder or group of stockholders qualifies as an Eligible Stockholder shall provide to the Secretary such documentation as is reasonably satisfactory to the Board of Directors, in its sole discretion, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition hereof. When an Eligible Stockholder is comprised of a group, a violation of any provision of these By-laws by any member of the group shall be deemed a violation by the entire Eligible Stockholder group. No stockholder may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any Annual Meeting.
(e)Stockholder Nominee Requirements.
(i)Notwithstanding anything in these By-laws to the contrary, the Corporation shall not be required to include, pursuant to this Section 4, any Stockholder Nominee in its proxy materials (and no such Stockholder Nominee may be nominated pursuant to this Section 4) for any Annual Meeting of stockholders (A) for which the Secretary receives a notice that the Eligible Stockholder or any other stockholder of the Corporation has nominated one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 3 of this Article II, (B) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the Annual Meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (C) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case, as determined by the Board of Directors or any committee thereof, (D) who provides any information to the Corporation or its stockholders required or requested pursuant to any provision of these By-laws that is not accurate, truthful and complete in all material respects, or that otherwise contravenes any of the agreements, representations or undertakings made by the Stockholder Nominee in connection with the nomination, (E) who is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations or other misdemeanors for which a monetary fine is the only penalty) or has been convicted or has pleaded nolo contendre in such a criminal proceeding within the past ten (10) years, (F) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (G) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By laws, the Certificate, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the Corporation is listed or over-the-counter market on which any securities of the Corporation are traded, or any applicable state or federal law, rule or regulation, (H) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (I) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the Corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee therefor, or (J) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 4.
(ii)Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular Annual Meeting of stockholders but either (a) withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such Annual Meeting, or (b) does not receive a number of “for” votes equal to at least twenty-five percent (25%) of the number of shares present and entitled to vote for the election of Directors (which for the avoidance of doubt excludes any broker non-votes), will be ineligible for nomination or inclusion in the Corporation’s proxy materials as a Stockholder Nominee pursuant to this Section 4 for the next two Annual Meetings of stockholders.
(iii)Notwithstanding anything to the contrary set forth herein, if the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 4 or that the information provided in a Notice of Proxy Access Nomination does not satisfy the informational requirements of this Section 4 in any material respect, then such nomination shall not be considered at the applicable Annual Meeting. Additionally, such nomination will not be considered at the Annual Meeting in question if the Eligible Stockholder (or a qualified representative thereof) or, in the case of an Eligible Stockholder that is comprised of a group of stockholders, the Eligible Stockholder Designee (or a qualified representative thereof) does not appear at the applicable Annual Meeting to present any nomination of the Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 4. For purposes of this Section 4, to be considered a qualified representative of a stockholder, a person must be duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as its proxy at the Annual Meeting and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such Annual Meeting. If the Board of Directors or a designated committee thereof determines that a nomination was made in accordance with the terms of this Section 4, the Board of Directors or such designated committee thereof shall so declare at the applicable Annual Meeting and ballots shall be provided for use at such meeting with respect to such Stockholder Nominee.
(f)This Section 4 provides the exclusive method for stockholders to include nominees for Director in the Corporation’s proxy materials. A stockholder’s compliance with the procedures set forth in this Section 4 will not also be deemed to constitute compliance with the procedures set forth in, or notice of nomination pursuant to, Section 3 of this Article II.
SECTION 5. Qualification. No Director need be a stockholder of the Corporation.
SECTION 6. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been duly elected and qualified or until his or her earlier resignation or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.
SECTION 7. Removal. Directors may be removed from office in the manner provided in the Certificate.
SECTION 8. Resignation. A Director may resign at any time by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

SECTION 9. Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without notice other than this By-Law, on the same date and at the same place as the Annual Meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine without notice other than such resolution.
SECTION 10. Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the Directors, the Chairman of the Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.
SECTION 11. Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each Director in person, by telephone, or by telex, telecopy, telegram, or other written form of electronic communication, sent to his or her business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if telexed or telecopied, or when delivered to the telegraph company if sent by telegram.
When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.
A written waiver of notice signed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these By-Laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
SECTION 12. Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 11 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.
SECTION 13. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Certificate or by these By-Laws.
SECTION 14. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.
SECTION 15. Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-Laws.
SECTION 16. Committees. The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number one or more committees, including, without limitation, an Executive Committee, a Compensation Committee, a Stock Option Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, to the extent permitted by law, but no such rescission shall have retroactive effect.
SECTION 17. Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors provided that Directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as Directors of the Corporation.
ARTICLE III
Officers
SECTION 1. Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.
SECTION 2. Election. At the regular annual meeting of the Board following the annual meeting of stockholders, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.
SECTION 3. Qualification. No officer need be a stockholder or a Director. Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.
SECTION 4. Tenure. Except as otherwise provided by the Certificate or by these By-Laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.
SECTION 5. Resignation. Any officer may resign by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
SECTION 6. Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the Directors then in office.
SECTION 7. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.
SECTION 8. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.
SECTION 9. President. Unless otherwise provided by the Board of Directors or the Certificate, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation’s business. If there is no Chairman of the Board or if he or she is absent, the President shall preside, when present, at all meetings of stockholders and of the Board of Directors. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time designate.
SECTION 10. Chairman of the Board. The Chairman of the Board, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.
SECTION 11. Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 12. Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer.
Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
SECTION 13. Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities.
Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
SECTION 14. Other Powers and Duties. Subject to these By-Laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.
ARTICLE IV
Capital Stock
SECTION 1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by Corporation officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law. Notwithstanding anything to the contrary provided in these By-laws, the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares (except that the foregoing shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation), and by the approval and adoption of these By-laws the Board of Directors has determined that all classes or series of the Corporation’s stock may be uncertificated, whether upon original issuance, re-issuance, or subsequent transfer.
SECTION 2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock that are represented by a certificate may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Shares of stock that are not represented by a certificate may be transferred on the books of the Corporation by submitting to the Corporation or its transfer agent such evidence of transfer and following such other procedures as the Corporation or its transfer agent may require.
SECTION 3. Record Holders. Except as may otherwise be required by law, by the Certificate or by these By Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.
It shall be the duty of each stockholder to notify the Corporation of his or her post office address and any changes thereto.
SECTION 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting and (2) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
SECTION 5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.
ARTICLE V
Indemnification
SECTION 1. Definitions. For purposes of this Article: (a) “Officer” means any person who serves or has served as a Director or officer of the Corporation or in any other office filled by election or appointment by the stockholders or the Board of Directors of the Corporation and any heirs, executors, administrators or personal representatives of such person; (b) “Non-Officer Employee” means any person who serves or has served as an employee of the Corporation, but who is not or was not an Officer, and any heirs, executors, administrators or personal representatives of such person; (c) “Proceeding” means any threatened, pending, or completed action, suit or proceeding (or part thereof), whether civil, criminal, administrative, arbitrative or investigative, any appeal of such an action, suit or proceeding, and any inquiry or investigation which could lead to such an action, suit, or proceeding; and (d) “Expenses” means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other expenses and disbursements reasonably incurred in a Proceeding or in settlement of a Proceeding, including fines, taxes and penalties relating thereto.
SECTION 2. Officers. Except as provided in Section 4 of this Article V, each Officer of the Corporation shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader rights than said law permitted the Corporation to provide prior to such amendment) against any and all Expenses incurred by such Officer in connection with any Proceeding in which such Officer is involved as a result of serving or having served (a) as an Officer or employee of the Corporation, (b) as a director, officer or employee of any subsidiary of the Corporation, or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the written request or direction of the Corporation, including service with respect to employee or other benefit plans, and shall continue as to an Officer after he or she has ceased to be an Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives; provided, however, that the Corporation shall indemnify any such Officer seeking indemnification in connection with a Proceeding initiated by such Officer only if such Proceeding was authorized by the Board of Directors of the Corporation.
SECTION 3. Non-Officer Employees. Except as provided in Section 4 of this Article V, each Non Officer Employee of the Corporation may, in the discretion of the Board of Directors, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader rights than said law permitted the Corporation to provide prior to such amendment) against any or all Expenses incurred by such Non-Officer Employee in connection with any Proceeding in which such Non-Officer Employee is involved as a result of serving or having served (a) as a Non-Officer Employee of the Corporation, (b) as a director, officer or employee of any subsidiary of the Corporation, or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Corporation, including service with respect to employee or other benefit plans, and shall continue as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators; provided, however, that the Corporation may indemnify any such Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.
SECTION 4. Good Faith. No indemnification shall be provided pursuant to this Article V to an Officer or to a Non Officer Employee with respect to a matter as to which such person shall have been finally adjudicated in any Proceeding (i) not to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and (ii) with respect to any criminal Proceeding, to have had reasonable cause to believe his or her conduct was unlawful. In the event that a Proceeding is compromised or settled prior to final adjudication so as to impose any liability or obligation upon an Officer or Non-Officer Employee, no indemnification shall be provided pursuant to this Article V to said Officer or Non-Officer Employee with respect to a matter if there be a determination that with respect to such matter such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. The determination contemplated by the preceding sentence shall be made by (i) a majority vote of those Directors who are not involved in such Proceeding (the “Disinterested Directors”); (ii) by the stockholders; or (iii) if directed by a majority of Disinterested Directors, by independent legal counsel in a written opinion. However, if more than half of the Directors are not Disinterested Directors, the determination shall be made by (i) a majority vote of a committee of one or more disinterested Director(s) chosen by the Disinterested Director(s) at a regular or special meeting; (ii) by the stockholders; or (iii) by independent legal counsel chosen by the Board of Directors in a written opinion.
SECTION 5. Prior to Final Disposition. Unless otherwise determined by (i) the Board of Directors, (ii) if more than half of the Directors are involved in a Proceeding by a majority vote of a committee of one or more Disinterested Director(s) chosen in accordance with the procedures specified in Section 4 of this Article or (iii) if directed by the Board of Directors, by independent legal counsel in a written opinion, any indemnification extended to an Officer or Non-Officer Employee pursuant to this Article V shall include payment by the Corporation or a subsidiary of the Corporation of Expenses as the same are incurred in defending a Proceeding in advance of the final disposition of such Proceeding upon receipt of an undertaking by such Officer or Non-Officer Employee seeking indemnification to repay such payment if such Officer or Non-Officer Employee shall be adjudicated or determined not to be entitled to indemnification under this Article V.
SECTION 6. Contractual Nature of Rights. The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Officer and Non-Officer Employee who serves in such capacity at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of expenses hereunder by an Officer or Non-Officer Employee is not paid in full by the Corporation within 60 days after a written claim for indemnification or documentation of expenses has been received by the Corporation, such Officer or Non-Officer Employee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Officer or Non-Officer Employee shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification or advancement of expenses under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible
SECTION 7. Non-Exclusivity of Rights. The provisions in respect of indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition set forth in this Article V shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Certificate or these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise; provided, however, that in the event the provisions of this Article V in any respect conflict with the terms of any agreement between the Corporation or any of its subsidiaries and any person entitled to indemnification under this Article V, then the provision which is more favorable to the relevant individual shall govern.
SECTION 8. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Officer or Non-Officer Employee, or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

ARTICLE VI
Miscellaneous Provisions
SECTION 1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on the last day of December of each year.
SECTION 2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.
SECTION 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or Executive Committee may authorize.
SECTION 4. Voting of Securities. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.
SECTION 5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.
SECTION 6. Corporate Records. The original or attested copies of the Certificate, By-Laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.
SECTION 7. Certificate. All references in these By-Laws to the Certificate shall be deemed to refer to the Certificate, as amended and/or restated and in effect from time to time.
SECTION 8. Amendment of By-Laws.
(a)Amendment by Directors. Except as provided otherwise by law, these By-laws may be amended or repealed by the Board of Directors.
(b)Amendment by Stockholders. These By-laws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

ARTICLE VII
Exclusive Jurisdiction of Delaware Courts
SECTION 1. Exclusive Jurisdiction of Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate or By-laws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.
Adopted and effective May 16, 2022.